Exhibit 99.1

LifeMD Reschedules Third Quarter 2025 Earnings Release and Conference Call to November 17

NEW YORK, November 5, 2025 — LifeMD, Inc. (Nasdaq: LFMD), a leading provider of virtual healthcare services and pharmacy, today announced that the Company has rescheduled its third quarter 2025 earnings release and conference call to Monday, November 17, 2025. The Company expects to file a Form 12b-25, as needed, notifying the U.S. Securities and Exchange Commission of a late filing of its Form 10-Q for the period ended September 30, 2025.

The change to LifeMD’s third quarter 2025 earnings release date relates to corrections the Company identified related to the recognition of revenue with offsetting related balance sheet accounts for the twelve months ended December 31, 2023, December 31, 2024 and the six months ended June 30, 2025. The cumulative impact of these changes will be approximately $4.6 million, or approximately 1.4% of cumulative revenue reported for the twelve months ended December 31, 2024 and six months ended June 30, 2025. Based on the Company’s assessment, these required adjustments will not materially impact how reported revenue results compared to guidance for the reporting periods during this timeframe. The required adjustments will not impact the Company’s cash flow or cash position.

LifeMD expects to issue its third quarter 2025 earnings press release on or around 4:05 p.m. Eastern time on Monday, November 17, 2025 followed by the conference call at 4:30 p.m. Eastern time. Information for the rescheduled conference call is as follows:

Conference Call & Webcast Details

Date:	Monday, November 17th
Time:	4:30 p.m. Eastern time
Toll-Free Dial-In:	800-245-3047
International Dial-In:	203-518-9765
Conference ID:	LIFEMD
Live & Archived Webcast:	Link

About LifeMD, Inc.

LifeMD® is a leading provider of virtual primary care. LifeMD offers telemedicine, access to laboratory and pharmacy services, and specialized treatment across more than 200 conditions, including primary care, men’s and women’s health, mental health, and weight management. The Company leverages a vertically integrated, proprietary digital care platform, a 50-state affiliated medical group, a state-of-the-art affiliated compounding pharmacy, and a U.S.-based patient care center to increase access to high-quality and affordable care. For more information, please visit LifeMD.com.

Cautionary Note Regarding Forward Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended; Section 21E of the Securities Exchange Act of 1934, as amended; and the safe harbor provision of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the impact of recently discovered errors that originated in prior periods and were identified by the Company in the preparation of its third quarter 2025 financial statements that the Company is evaluating, including the potential impact of these matters on internal control over financial reporting. Forward-looking statements contained in this news release may be identified by the use of words such as: “believe,” “expect,” “anticipate,” “project,” “should,” “plan,” “will,” “may,” “intend,” “estimate,” “predict,” “continue,” and “potential,” or, in each case, their negative or other variations or comparable terminology referencing future periods. The preliminary determinations above are subject to adjustment as the Company prepares its financial statements and disclosures for the three and nine months ended September 30, 2025, and such adjustments may be significant. The Company’s auditors have not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary determinations described above. Factors that could materially affect these forward looking statements include, but are not limited to: the completion of the review of the accounting matters identified, including the potential impact on internal control over financial reporting, as well as those factors set forth in our Form 10-K (and other forms) filed with the Securities and Exchange Commission.

Forward-looking statements are not historical facts and are not assurances of future performance. Rather, these statements are based on our current expectations, beliefs, and assumptions regarding future plans and strategies, projections, anticipated and unanticipated events and trends, the economy, and other future conditions, including the impact of any of the aforementioned on our future business. As forward-looking statements relate to the future, they are subject to inherent risk, uncertainties, and changes in circumstances and assumptions that are difficult to predict, including some of which are out of our control. Consequently, our actual results, performance, and financial condition may differ materially from those indicated in the forward-looking statements. These risks and uncertainties include, but are not limited to, “Risk Factors” identified in our filings with the Securities and Exchange Commission, including, but not limited to, our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and any amendments thereto. Even if our actual results, performance, or financial condition are consistent with forward-looking statements contained in such filings, they may not be indicative of our actual results, performance, or financial condition in subsequent periods.

Any forward-looking statement made in the news release is based on information currently available to us as of the date on which this release is made. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required under applicable law or regulation.

Investor Contact

Marc Benathen, Chief Financial Officer

marc@lifemd.com

Media Contact

Jessica Friedeman, Chief Marketing and Product Officer

press@lifemd.com

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